                                                                   EXHIBIT 10.10

               BUILDING LEASING AND PROPERTY MANAGEMENT AGREEMENT

         This Agreement is executed by Party A and Party B on September 18, 2000 in Beijing:

PARTY A: BEIJING MOBILE COMMUNICATION COMPANY LIMITED
Legal representative: Dong Huiyi
Address: 58 Dong Zhong Jie, Dong Cheng District, Beijing

PARTY B: BEIJING COMMUNICATION SERVICE COMPANY
Legal representative: Luo Yuzhi
Address: 2 Xia Guang Li, Chaoyang District, Beijing

WHEREAS:

1. In order to engage in normal production and operating activities within its business scope, Party B needs to lease from Party A certain buildings and auxiliary facilities owned by Party A.

2. Both Parties agree that Party A shall provide Party B with building leasing and property management services in accordance with the terms and conditions of this Agreement.

         THEREFORE, Party A and Party B have reached the following Agreement in the principle of equality, mutual benefit and fairness through friendly consultations:

                         ARTICLE ONE     LEASED PROPERTY

1.1 Buildings and other properties to be leased by Party A to Party B hereunder are buildings in respect of which Party A has title certificates.

1.2 Party A agrees to deliver to Party B the above buildings together with their existing auxiliary facilities, such as water, electricity, heating, power and other utilities, and to concurrently provide property management services for the buildings leased to Party B hereunder; provided that, Party B shall pay the relevant fees and charges in accordance with the terms of this Agreement and applicable standards stipulated by relevant government authorities.

                   ARTICLE TWO     SCOPE AND PURPOSE OF LEASE

2.1 Party A agrees to lease the buildings and their auxiliary facilities (the "Leased Property") listed in the Schedule attached hereto to Party B in accordance with the terms and conditions of this Agreement. Party B agrees to lease from Party A the Leased Property in accordance with the terms and conditions of this Agreement and accept property management services provided by Party A hereunder.

2.2 Party B shall use the Leased Property for office use or carrying out other legal activities within its business scope and shall not alter the use of the Leased Property or sublease them without Party A's consent thereto.

                  ARTICLE THREE     DELIVERY OF LEASED PROPERTY

         Party A shall clean up and deliver the Leased Property to Party B upon execution of this Agreement. The Leased Property, upon delivery, shall be in good conditions satisfactory to the requirements of Party B.

   ARTICLE FOUR     PAYMENT OF RENT, PROPERTY MANAGEMENT FEE AND RELEVANT FEES

4.1 The rent of the properties leased by Party A, the property management fee and other related fees are to be determined by the market price.

         4.1.1 Party B agrees to pay Party A rent for Party A's property and the auxiliary facilities, charges for use of relevant facilities and equipment, as well as property management fee as agreed upon by the Parties in this Agreement. The rent for the Leased Property shall be based on the market price, which is RMB 50 per square meter per month, subject to annual adjustment of the rent in the marketplace. Water and electricity fees shall be charged on the basis of actual consumption and in accordance with the applicable national standards. The property management fee shall be charged on the basis of the market price, which is RMB 10 per square meter per year in 2000.

         4.1.2 Party B shall pay, within 15 days upon the execution of this Agreement the rent and the property management fee for the period from October 1, 2000 to December 31, 2000 for the Leased Property and the auxiliary facilities. Party A and Party B agree that the rent shall be paid on a semi-annual basis beginning from 2001. The Parties shall complete the verification of specific items and amounts of the rent by March 15 and September 15 each year. The rent of the Leased Property and the property management fee payable for the first half and second half of the year shall be paid by Party B to Party A on or before March 25 and September 25, respectively. Party A shall provide Party B with valid invoices in respect of such payment upon the settlement.

         4.1.3 Party B shall pay the rent in accordance with the provisions of this Agreement prior to the expiry of the payment period as agreed upon by the Parties. If Party B fails to fulfill its obligation of payment stipulated in this Agreement, Party B shall be charged a penalty of 0.03% of the overdue and unpaid amount per day until Party B has fulfilled such obligations; in the event that Party B fails to make the payment as stipulated in this Agreement for two months, Party A shall have the right to terminate the lease to Party B of the relevant part of the Leased Property, but other parts of this Agreement shall remain valid.

         4.1.4 Party A shall pay the taxes and expenses in respect of the lease of its own properties.

         ARTICLE FIVE     USE, INCREASE AND DECREASE OF LEASED PROPERTY

5.1 Party B shall have the right to occupy and enjoy the use of the Leased Property and the auxiliary facilities without interference in accordance with the provisions of Article 2 during the term of this Agreement.

5.2 According to its business needs, Party B may request Party A to increase or decrease the amount of the Leased Property and Party A shall give its consent if conditions permit. The Parties shall then re-determine the rent and other related fees on the basis of the amount and quality of the increased or decreased Leased Property.

                   ARTICLE SIX     FITTING-OUT AND RENOVATION;
                         ADVERTISING ON LEASED PROPERTY

6.1 Party B has the right, upon Party A's written consent and at its own expense, to conduct any fitting-out, installation, change or improvement inside or outside the Leased Property; provided that, Party B shall ensure that:

         (1) Such fitting-out, installation, change and improvement will not in any essential way change the nature of the Leased Property;

         (2) Any construction project relating to such fitting-out, installation, change and improvement will be conducted in an appropriate way so that all the people and properties are protected and the businesses of Party A in the nearby area will not be unreasonably disturbed;

         (3) In the event that such fitting-out or renovation work endangers or causes any potential danger to the safety of the original structure, Party B shall reinstate the Leased Property and make compensation for the corresponding losses, if any.

6.2 Party B may, to the extent that it will not infringe upon Party A interests, promote its enterprise image and businesses by hanging or posting promotional materials or in other legal ways on the side walls of the Leased Property; provided that such promotion activities shall not exceed the limits of the Leased Property. The Parties shall specify the scope of such promotion activities and locations allowed for such promotion materials when entering into lease of the Leased Property. Upon termination of this Agreement, Party B shall reinstate the Leased Property at its own expense and return the Leased Property to Party A; or, Party B shall return the Leased Property as fitted out and renovated, in which case Party A shall make appropriate compensations to Party B.

             ARTICLE SEVEN   MAINTENANCE, REPAIR, REPLACEMENT
                       AND IMPROVEMENT OF LEASED PROPERTY

7.1 Party A shall conduct routine maintenance, repairs, replacement and improvement of the Leased Property and the auxiliary facilities at its own expense; provided that, expenses incurred from maintenance and repairs resulted from inappropriate use by Party B shall be borne by Party B.

7.2 Party A shall repair any damage to the Leased Property not caused by Party B on a timely basis, exert its utmost efforts to ensure the normal use by Party B of the Leased Property and bear the expenses in connection therewith. In the event that such an instance occurs and , in Party B's judgment, the damage is so serious as to affect the normal use of the Leased Property by Party B, Party B may select to issue a written notice to Party A, requesting to suspend or terminate the lease of the damaged part of the Leased Property, in which case Party B need not pay the rent for the damaged part of the Leased Property beginning from the occurrence of such damage.

7.3 Party B shall repair or compensate for damages caused by it to the Leased Property and the relevant constructions or other facilities of Party A and bear the expenses. In the event of such an instance, Party A, judging from the seriousness of the damage, may have the option to issue a written notice to Party B, requesting to suspend or terminate the lease of the damaged part of the Leased Property, to which Party B shall give its consent, in which case Party B shall pay the rent due and payable prior to such termination for the damaged part of the Leased Property and other relevant charges.

          ARTICLE EIGHT     TERM, CANCELLATION AND RENEWAL OF AGREEMENT

8.1 This Agreement, upon execution by the authorized representatives of the Parties and affixing with their official seals, shall come into effect on September 18, 2000 and expire on September 18, 2001. Unless otherwise agreed upon by the Parties in this Agreement, neither Party shall terminate the Agreement prior to the expiration of the lease term.

8.2 Unless otherwise stipulated in this Agreement or with Party B's prior written consent, Party A shall not terminate this Agreement prior to the expiration of the lease term hereunder. According to its actual needs, Party B may terminate or partially cancel this Agreement prior to the expiration of the term of this Agreement upon three month prior written notice to Party A. Within seven days after the early termination or partial cancellation of this Agreement, Party A shall refund Party B, out of the rent and property management fee already paid by Party B, the rent of Leased Property in respect of which the lease has been terminated or cancelled before its expiration for the period between the date of such earlier termination or cancellation of the lease and the scheduled date of its termination hereunder.

8.3 In respect of Party A's own properties, this Agreement shall be automatically extended for one year upon the expiration of its term the times of such extension shall be unlimited, unless Party A indicates in writing of its intention to terminate this

         Agreement three months prior to the expiration date hereof.

           ARTICLE NINE     REPRESENTATIONS AND WARRANTIES OF PARTIES

9.1      Each of the Parties represents and warrants to each other as follows:

         (1) It is a limited liability company or an enterprise legal person duly established and in valid existence under the laws of the People's Republic of China;

         (2) It has the right and authority to enter into this Agreement and fulfill its obligations;

         (3) Its representative who will sign this Agreement has been fully authorized to do so by a valid letter of authorization or by the relevant resolution of its Board of Directors; and

         (4) Upon the execution of this Agreement and its annex attached hereto, this Agreement shall be binding upon it and can be enforced under applicable laws.

9.2      Party A hereby represents and warrants to Party B as follows:

         (1) Party A has the right and authority to legally own the Leased Property stipulated under this Agreement, and possesses all the relevant and complete approvals and certificates evidencing its legal ownership of the Leased Property stipulated under this Agreement, or has the right to sublease to Party B properties it leases from a third party. Party A has the right to enter into this Agreement and to lease or sublease to Party B the Leased Property stipulated in Article One (including the site and auxiliary facilities) in accordance with the terms and conditions herein; in the event that Party A's property rights and use rights to the property herein are contested in any circumstances and for whatever reasons, and Party B is unable to exercise its rights as a lessee or sustain other damagers, Party A agrees to hold harmless from and indemnify Party B against any losses resulted therefrom;

         (2) Upon delivery to Party B for use, the Leased Property shall be in good conditions for normal use;

         (3) As long as Party B has paid the rent for the Leased Property and observed and fulfilled all the representations, commitments and conditions under this Agreement, Party B shall be able to freely occupy and enjoy the use of the Leased Property within the term of this Agreement without interference.

9.3 In the event that any representations or warranties made by Party A in Articles 9.1 and 9.2 above are untrue or incomplete, Party B shall have the right to terminate this Agreement at any time, in which case Party B shall have the right to claim compensation from Party A for all the actual losses Party B has sustained.

9.4      Party B hereby represents and warrants to Party A as follows:

         9.4.1 Party B will pay the relevant rent to Party A on a timely basis in accordance with this Agreement. In the event that Party B delays the rent payment for more than one day, Party B shall, in addition to payment of the rent overdue, pay, upon Party A's demand, a penalty of 0.03% of the total overdue and unpaid payment for each day overdue until Party B has completely fulfilled its obligations;

         9.4.2 Without Party A's written consent, Party B shall not sublease or transfer to a third party any part of the Leased Property or any of its rights and obligations hereunder, or change the use and purpose of the Leased Property and any utilities. Should Party B violate any of the aforesaid provisions, Party A shall have the right to request Party B to stop such conduct and pay a penalty equal to two times the proceeds from such sublease or transfer received by Party B, if any.

                ARTICLE TEN     UNDERTAKINGS AND INDEMNIFICATION

10.1 Unless otherwise stipulated in this Agreement, Party B shall, upon the demand of Party A, indemnify Party A against and hold Party A harmless from losses, expenses, damages, claims, actions, debts or liabilities arising from the following causes:

         10.1.1 injuries of any person or damages of property of citizens or institutions other than Party A or both Parties to this Agreement due to failure of performance or observation by Party B of this Agreement, unless such losses, expenses, damages, claims, actions, debts or liabilities were caused by Party A's gross negligence or willful misconduct or by an event of Force Majeure.

10.2 Unless otherwise stipulated in this Agreement, in the event of personal injuries or property damages within the premises of the Leased Property due to failure of Party A to fulfill its rights and obligations as stipulated in this Agreement, Party B may claim for compensation from Party A and Party A shall indemnify Party B against and hold Party B harmless from any losses, expenses, damages, claims, actions, debts or liabilities unless such events were caused by gross negligence or willful misconduct on the part of Party B or by an event of Force Majeure.

10.3 Party A hereby acknowledges and agrees that any dispute arising from the lack of clarity of the property rights of the Leased Property shall have no bearing on Party B, and that Party A shall resolve any contest raised by any third party over Party B's use of the Leased Property, and such contest shall not affect Party B's use of the Leased Property hereunder. Party A shall compensate Party B for any losses sustained by Party B as the result of the aforesaid reason.

                       ARTICLE ELEVEN     CONFIDENTIALITY

11.1 Both Parties to this Agreement herein shall keep strictly confidential the operational data and information of the other Party. Neither Party shall, without the other Party's written consent, provide or disclose to any company, enterprise, organization or individual any data or information with regard to the operations of the other Party, except for circumstances stipulated by the laws of the PRC or of the listing place of China Mobile (Hong Kong) Limited, or by either Party, for the purpose of its reorganization, to a third party (including without limitation to, relevant government departments and all the intermediary institutions involved in the reorganization) orally or in writing.

             ARTICLE TWELVE     LIABILITIES FOR BREACH OF AGREEMENT

12.1 Any failure of either Party to perform any of the terms hereunder shall be deemed as breach of contract. Upon confirmation of occurrence of a breach, the breaching Party shall, within ten days of receiving a written notice from the non-breaching Party explaining the circumstances of the breach, correct the breach and make written notification to the non-breaching Party to the same effect; in the event that within ten days the breaching Party has not correct the breach or rendered any explanation in writing, the other Party shall have the right to terminate this Agreement prior to its expiration without notifying the breaching Party, in which case the breaching Party shall be responsible to compensate all the economic losses thus sustained by the other Party. In the event that one Party believes that breach is nonexistent, both Parties shall consult with each other and try to resolve the issues thus caused. Should no resolution be reached through consultation, the issue shall be resolved in accordance with the dispute resolution clause herein.

                       ARTICLE THIRTEEN     FORCE MAJEURE

13.1 Any event or circumstance beyond the reasonable control of the Parties and could not be avoided by exercise of due care on the part of the affected Party shall be deemed as an "event of Force Majeure" and shall include, but not limited to, earthquake, fire, explosion, storm, flood, lightening, or war.

13.2 Neither Party shall bear any liability for breach of contract to the other Party for its failure to carry out all or any of its obligations hereunder as a result of an event of Force Majeure. However, the Party or Parties affected by an event of Force Majeure shall, within fifteen days of the occurrence of the such event, notify the other Party of such event of Force Majeure along with relevant documentary evidence issued by the relevant government authorities. The Party or Parties shall resume the performance of its/their obligations hereunder within a reasonable period of time after the effects of the event of Force Majeure have been eliminated.

            ARTICLE FOURTEEN     GOVERNING LAW AND DISPUTE RESOLUTION

14.1 The execution, validity, interpretation and resolution of dispute of this Agreement shall be governed by the laws of the People's Republic of China.

14.2 Any dispute arising from or in connection with the validity, interpretation or execution of this Agreement shall be settled by the Parties through friendly consultations. In the event that no resolution can be reached through consultations, either Party may submit the dispute to Beijing Arbitration Commission for arbitration in accordance with its then effective arbitration rules. Once Beijing Mobile Communication Company Limited is transformed into a wholly foreign-owned enterprise, the dispute resolution institution will automatically change into China International Economic and Trade Arbitration Commission and any disputes shall be resolved under the rules thereof in Beijing. The award of such arbitration shall be final and binding upon both Parties.

14.3 Except for matters under arbitration, the remaining part of this Agreement is still in effect during the time of arbitration.

            ARTICLE FIFTEEN     ASSUMPTION AND TRANSFER OF AGREEMENT

15.1 Neither Party may assign or transfer all or any part of its rights and obligations under this Agreement to any third party without the other Party's prior written consent thereto.

15.2 In the event that Party A transfers its own buildings, Party A shall ensure that this Agreement will be equally binding upon the transferee.

15.3 Party B hereby acknowledges that Party A may be transformed into a wholly foreign-owned enterprise during the term of this Agreement without consent or acknowledgement by Party B either prior to or after the event, and that Party A's entire rights and obligations under this Agreement shall not be affected or changed on the ground that the nature of the company has changed into a wholly foreign-owned enterprise. Party B will acknowledge the legal status of such wholly foreign-owned enterprise in performing this Agreement.

15.4 In the event that the following conditions are not met, Beijing Mobile Communication Company Limited shall be entitled to terminate this Agreement at any time. After the termination of this Agreement, the Parties shall cease to enjoy any rights or assume any obligations under this Agreement or in connection with its termination, except the rights and obligations that have incurred under this Agreement prior to such termination.

         (1) China Mobile (Hong Kong) Limited ("CMHK") shall have been granted relevant waivers by the Stock Exchange of Hong Kong Limited ("HKSE") for CMHK's connected transactions in accordance with the listing rules of HKSE; and

         (2) The independent shareholders of CMHK who are deemed to be independent in accordance with the listing rules shall have approved relevant transactions.

                           ARTICLE SIXTEEN     NOTICES

16.1 Any notice or other document to be given under this Agreement shall be delivered in writing and may be delivered in person, sent by registered mail or transmitted by facsimile to the Parties at their legal addresses stated in this Agreement or any other addresses a Party may have notified the other Party in accordance with this Article.

16.2 Any notice or document shall be deemed to have been received at the time as follows:

         if delivered in person, at the time of delivery;

         if delivered by registered mail, five (5) business days after being posted (excluding Saturdays, Sundays and public holidays); and

         if transmitted by facsimile, upon receipt, or if the time of transmission is during non-business hours, it shall be deemed to have been given at the beginning of the normal business hours of the succeeding day (excluding Saturdays, Sundays and public holidays), subject to proof by the sender or confirmation from the facsimile machine used for such transmission that a satisfactory transmission has been completed.

                       ARTICLE SEVENTEEN     MISCELLANEOUS

17.1 This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supercedes any and all discussions, negotiations and agreements between them regarding the same subject matter prior to the execution of this Agreement.

17.2 In the performance of this Agreement, if any provision herein becomes ineffective or unenforceable as the result of implementation or amendment of law, such provision shall be ineffective to the extent that such law applies, without invalidating the remaining provisions of this Agreement. The Parties hereto have the rights to amend the provisions affected by the future implementation or amendment of law, which amendment shall constitute an integral part of this Agreement on the condition that such amendment will have no material effect on either Party's economic benefits hereunder.

17.3 Neither Party shall have the right to amend or modify this Agreement without both Parties' written confirmation thereof; the Parties, however, shall be able to enter into supplementary agreements to govern matters not considered herein.

17.4 This Agreement is signed in four counterparts. Each Party will keep two copies. The annex and/or supplementary agreements hereto are an integral part hereof and shall have the same force and effect as this Agreement.

17.5 The "Schedule of Properties Leased by Beijing Communication Service Company from Beijing Communication Company Limited " is attached hereto as an appendix.

PARTY A: BEIJING MOBILE                   PARTY B: BEIJING COMMUNICATION
         COMMUNICATION COMPANY                     SERVICE COMPANY
         LIMITED

By:           s/Dong Huiyi                By:            s/Luo Yuzhi
   ----------------------------------        ----------------------------------
   Legal or authorized representative        Legal or authorized representative

                        SCHEDULE OF PROPERTIES LEASED BY
                      BEIJING COMMUNICATION SERVICE COMPANY
                FROM BEIJING MOBILE COMMUNICATION COMPANY LIMITED


------------------------------------------------------------------------------------------
NUMBER                ADDRESS OF PROPERTY               USE        AREA (IN SQUARE METERS)
------------------------------------------------------------------------------------------
  1          4F, Comprehensive Business Building      Office       750
------------------------------------------------------------------------------------------
  2          5F, Comprehensive Business Building      Office       750
------------------------------------------------------------------------------------------
  3          6F, Comprehensive Business Building      Office       700
------------------------------------------------------------------------------------------
Total                                                              2200
------------------------------------------------------------------------------------------

















                                       1